UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: July 25, 2012

(Date of earliest event reported: July 19, 2012)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway, Suite 200 Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the appointment of James Tolonen to the Board of Directors (the “Board”) of Imperva, Inc. (“Imperva”), effective July 19, 2012 upon Mr. Tolonen’s acceptance of such appointment, Imperva granted Mr. Tolonen on July 25, 2012 (1) an option to purchase 8,502 shares of Imperva’s common stock at an exercise price of $26.40, which was equal to the closing price of the Company’s common stock on the New York Stock Exchange on that date (the “Option”), and (2) restricted stock units for 3,787 shares of common stock (the “RSUs”). The Option and the RSUs will vest annually in equal installments over three years of service beginning on July 19, 2012. Upon a change in control of Imperva, the Option and the RSUs will vest in full.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Offer Letter, dated July 16, 2012, between Imperva, Inc. and James Tolonen.

99.1	Press release issued by Imperva, Inc., dated July 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.
By:	/s/ Terrence J. Schmid Terrence J. Schmid Chief Financial Officer

Date: July 31, 2012

EXHIBIT INDEX

Number	Description

10.1	Offer Letter, dated July 16, 2012, between Imperva, Inc. and James Tolonen.*

99.1	Press release issued by Imperva, Inc., dated July 20, 2012.+

*	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on July 20, 2012 and incorporated herein by reference.
+	Filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed on July 20, 2012 and incorporated herein by reference.